2026 Second Quarter Financial Summary

Forward Looking Statements 2 When used in this presentation, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and/or results of operations may vary materially from those expressed or implied in our forward looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying our investments; changes in the benefits we anticipate from the acquisition of Constructive Loans, LLC ("Constructive"); our ability to effectively integrate Constructive into our Company and the risks associated with the ongoing operation thereof; our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that we own or in which we invest. These and other risks, uncertainties and factors, including the risk factors and other information described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act could cause our actual results to differ materially from those projected in any forward- looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “Adamas,” “we,” “us,” or “our” refer to Adamas Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Second quarter 2026 Financial Tables and related information can be viewed in the Company’s press release dated July 29, 2026 posted on the Company’s website at http://www.adamasreit.com under the “News” section.

Table of Contents • Company Overview • Market & Strategy Update • Quarterly Financial Information • Appendix

COMPANY OVERVIEW

“The second quarter marked another significant step forward in Adamas' evolution. Over the past eighteen months, we have built a larger and more diversified investment platform, strengthened our earnings power, sharpened our competitive edge with the addition of Constructive, and preserved the financial flexibility to keep growing across market environments. This quarter's results, with sustained growth in earnings, book value, and our investment portfolio, reflect the efficacy and durability of our business model. As we move into the second half of the year, we believe that continued execution of our strategy will build on this momentum, driving further shareholder value and reinforcing the intrinsic value of the Company.” Jason Serrano, Chief Executive Officer Management Update To Our Stockholders 5

Adamas Overview

Adamas Trust, Inc. (NASDAQ: ADAM) is an internally-managed real estate investment trust focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders.

Built on a foundation of strength, integrity, and resilience, Adamas combines disciplined portfolio management with an operating platform designed to capture opportunities across real estate and capital markets.

Investment Portfolio - Capital Allocation



56%
33%
11%
Single-Family Agency
Single-Family Credit/Other
Multi-Family

$11.7B Investment Portfolio

$1.4B Total Market Capitalization[1]

$1.5B in common stock dividends declared since June 2004

Balanced
A well-diversified strategy focused on delivering consistent recurring income

Experienced
Over two decades of experience navigating multiple market environments with a patient, disciplined approach

Resilient
Internally managed REIT delivering stable distributions across cycles

See Glossary and End Notes in the Appendix.

1. Represents outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock prices.

ADAMAS

6

Key Developments

Financial Performance	• Earnings per share (basic) of **$0.48** • Earnings Available for Distribution ("EAD") per share of **$0.30*** • Book value per share of **$10.16** (+1.8% change QoQ) • Adjusted Book Value per share of **$11.05*** (+2.3% change QoQ) • **4.51%** Quarterly Economic Return and **11.04%** YTD Economic Return • **4.81%** Quarterly Economic Return and **8.65%** YTD Economic Return on Adjusted Book Value* • Total net interest income of **$50 million** (+3.7% change QoQ) • Total adjusted net interest income of **$50 million*** (+4.4% change QoQ)
Stockholder Value	• Second quarter Cumulative Stockholder Return of **31.24%** • Declared second quarter common stock dividend of **$0.27** per share (+17.4% change QoQ) • Common stock dividend yield of **11.51%** (share price as of June 30, 2026)

Investing Activity	• Acquired **$1.5 billion** of new single-family residential investments
	  ○ Includes **$798 million** of Agency
	  ○ Includes **$632 million** of BPLs

Liquidity & Financing	• Issued **$521 million** of BPL-Rental securitizations across two transactions with a **5.48%** effective cost
	• Increased warehouse capacity to **$3.7 billion**, up **$250 million** in the quarter
	• Company Recourse Leverage Ratio of **5.5x**
	• Portfolio Recourse Leverage Ratio of **5.2x**
	  ○ Agency Portfolio Recourse Leverage Ratio of **8.3x**
	  ○ Credit and Other Portfolio Recourse Leverage Ratio of **1.8x**
	• Excess liquidity capacity of **$400 million**
	  ○ Available cash of **$182 million**
	  ○ Additional financing of **$218 million** available for unencumbered and under-levered assets

Subsequent Events	• Priced **$341 million** BPL-Rental securitization with a **5.73%** effective cost.

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

ADAMAS

7

59% 13% 0% 10% 20% 30% 40% 50% 60% ADAM iShares Mortgage Real Estate ETF (REM) $0.22 $0.24 $0.23 $0.29 $0.30 $0.20 $0.23 $0.23 $0.23 $0.27 $0.15 $0.20 $0.25 $0.30 $0.35 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 EAD per Share* Common Stock Dividend See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Building Stockholder Value $0.22 $0.24 $0.23 $0.29 $0.30 $0.15 $0.20 $0.25 $0.30 $0.35 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 EAD per Share* 8 Earnings Growth Driving Stockholder Returns Common Stock Dividend 1-Year Cumulative Stockholder Return • Quarterly EAD per share increased 36% YoY. • Sustained EAD growth provides robust dividend coverage, underscoring improved earnings power and capital resilience. • Delivered an attractive 1-year cumulative stockholder return of 59%, significantly outperforming REIT Index. +36% YoY

See Glossary and End Notes in the Appendix. 9 Investment Portfolio Growth Single-Family Agency Portfolio Allocation Drives Earnings Stability $8.6 $10.4 $10.5 $10.9 $11.7 $6.0 $8.0 $10.0 $12.0 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 (Dollar amounts in billions) $4,940 $6,659 $6,633 $6,778 $7,228 $4,500 $5,000 $5,500 $6,000 $6,500 $7,000 $7,500 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Single-Family Agency • We have built a solid and diversified EAD base through disciplined portfolio construction. • The portfolio is supported by high-quality assets that have led to strong EAD performance. • We believe this foundation provides stable earnings visibility and downside protection across market cycles. • This positioning enables us to remain strategic in deploying capital going forward. (Dollar amounts in millions) +36% YoY Expanding Investment Portfolio to Drive EAD Growth

2026 Strategic Priorities 10 See Glossary and End Notes in the Appendix. 1. Represents the change in EAD from the quarter ended 12/31/2025 to the quarter ended 6/30/2026. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Sustainable EAD Growth $0.30 2Q 2026 EAD per share* +30.4% Quarterly EAD per share* increase in 20261 Book Value Growth +4.0% Adjusted Book Value* Increase YTD $11.05 2Q 2026 Adjusted Book Value per share* Close the Valuation Gap $9.38 2Q 2026 stock price 01 02 03 74% 76% 76% 74% 92% 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Up 4 consecutive quarters Up in 9 of the last 10 quarters +27.4% Stock price increase QoQ S t ock Pr i ce t o B ook V a lue

11 $10.80 $11.05 1Q 2026 2Q 2026 $0.29 $0.30 1Q 2026 2Q 2026 $0.23 $0.27 1Q 2026 2Q 2026 EAD Per Share*Adjusted Book Value Per Share* Dividend Per Share 11.51% Dividend Yield Quarterly Economic Return on Adjusted Book Value*: 4.81% $0.44 $0.47 $0.51 $0.53 $0.56 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 $8.6 $10.4 $10.5 $10.9 $11.7 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 SF Agency 61% SF Credit 34% MF 2% Other 3% 1.6x 1.8x 7.8x 8.3x 4.9x 5.2x 1Q 2026 2Q 2026 Credit and Other Agency $156 $181 $206 $199 $182 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 3.8x 5.0x 5.0x 5.2x 5.5x 3.6x 4.7x 4.7x 4.9x 5.2x 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Company Portfolio Investment Portfolio Asset Allocation Adjusted Net Interest Income – EPS Contribution*Total Investment Portfolio Size Available CashRecourse Leverage Ratio Portfolio Recourse Leverage Ratio FI N A N C IN G & L IQ U ID IT Y Total Portfolio Recourse Leverage (Dollar amounts in millions) B O O K V A LU E & E A R N IN G S IN V E S T M E N T P O R T FO LI O (Dollar amounts in billions) Financial Snapshot See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.

See Glossary and End Notes in the Appendix. BPL-Rental $2,323 MM | 19% BPL-Bridge $520 MM | 4% Performing Loans $471 MM | 4% RPL $304 MM | 3% Non-Agency RMBS $203 MM | 2% SFR $110 MM | 1% Agency $7,228 MM | 61% Multi-Family $192 MM | 2% Other Investments $356 MM | 3% Available Cash $182 MM | 1% $11.7 Billion Investment Portfolio +$182 MM Available Cash 12 Single-Family Credit 33% Single-Family Agency 61% Adamas Holds a Diversified Investment Portfolio

Adamas Debt Structure $2,353 $2,591 $2,532 $2,524 $2,676 $4,446 $5,934 $5,894 $6,048 $6,475 $471 $578 $859 $1,121 $1,255 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Credit & Other Financing Agency Financing Securitization Financing Company Financing Portfolio Recourse Leverage Ratio 4.7x 4.7x 5.2x4.9x3.6x Company Financing Corporate Sub. Debentures $45 | <1% Corporate Senior Unsecured Notes $348 | 3% Credit & Other Financing $1,255 | 12% Securitization Financing $2,676 | 25% Agency Financing $6,475 | 60% (Dollar amounts in millions) $60 $198 $90 $45 $0 $50 $100 $150 $200 $250 $300 2026 2027 2028 2029 2030 2031 2035 Senior Unsecured Notes Sub. Debentures Corporate Debt Maturities 13 See Glossary and End Notes in the Appendix.

MARKET & STRATEGY UPDATE

Earnings Growth through Strategic Capital Deployment • Acquired a record $632 million of BPLs during the quarter, supported by the strength of Constructive's origination pipeline. • Adamas will continue to invest in its core strategies and utilize excess liquidity to capitalize on opportunities during periods of volatility. Sustained Pace of Investment Activity $504 $1,817 $347 $510 $798 $294 $526 $463 $502 $680 $798 $2,343 $810 $1,012 $1,478 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Agency Single-Family Credit Single-Family Investment Portfolio 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Acquisitions $798 $2,343 $810 $1,012 $1,478 Sales (31) (131) (99) (15) (20) Payoffs (547) (479) (612) (573) (580) Net Activity $220 $1,733 $99 $424 $878 Single-Family Acquisitions (Dollar amounts in millions) 15 See Glossary and End Notes in the Appendix.

Single-Family Investment Portfolio 1% 27% 49% 18% 3% 2% 4.5% 5.0% 5.5% 6.0% 6.5% ARM Coupon 5.4% Generic 36% Low FICO 21% State 18% High LTV 13% Loan Bal 7% Investor 3% ARM 2% Specified Pool by Coupon Specified Pool Breakdown Specified Pool Characteristics 1Q 2026 Portfolio 2Q 2026 Portfolio UPB ($MM) $6,475 $6,403 Avg. Price $100.65 $100.62 Avg. Coupon 5.50% 5.48% WALA (months) 21.9 23.2 Agency Portfolio Characteristics Asset Value ($MM) Specified Pool % Agency IO % TBA % $7,228 89% 2% 9% Agency Strategy 16 See Glossary and End Notes in the Appendix. • Agency as a core strategy provides several benefits: ◦ Attractive carry and compelling risk-adjusted returns ◦ Diversification of overall portfolio and complimentary performance to our credit assets ◦ Expected outperformance in a rate easing cycle or economic downturn • The targeted profile of Agency purchases remains focused on current coupon specified pools with lower pay-ups, with opportunistic purchases within TBAs and Agency IOs.

- 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 75 100 125 150 175 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 Agency RMBS Holdings Agency RMBS Current Coupon Spread 0 50 100 150 200 $- $1,000 $2,000 $3,000 $4,000 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 Z V S p read (b p s)A g en cy R M B S Agency RMBS Holdings Market ZV Spread Acquisition ZV Spread (Dollar amounts in millions) Agency RMBS Market (Dollar amounts in millions) Agency Specified Pools at Different Coupons Agency RMBS Current Coupon Spreads C u rr en t C o u p o n S p re ad (b p s) A g en cy R M B S 17 See Glossary and End Notes in the Appendix. • Current coupon mortgage spreads tightened 18 bps to 107 bps in 2Q 2026, marking material tightening from the end of 1Q 2026 as interest rate volatility fell. • Adamas maintained a moderate investment pace, growing the portfolio, particularly in opportunistic TBA positions. We anticipate continued growth of the portfolio in 3Q 2026. Single-Family Investment Portfolio

• Adamas’ BPL-Rental strategy has been in place since 2021- traded $2.6 billion with 17 counterparties. • 82% of BPL-Rental loans are currently held in securitizations. • Adamas targets assets with solid DSCR coverage and prepayment protection to deliver stable cash flows and strong credit performance. • Disciplined asset selection minimizes tail risks. • 99.9% of portfolio LTV < 80% • 98.9% of portfolio DSCR > 1.0x • 97.5% of portfolio FICO > 675 BPL-Rental Loan Characteristics Portfolio 2Q 2026 Acquisitions UPB ($MM) $2,277 $547 Loan Count 11,559 2,805 Avg. FICO 750 756 Avg. Coupon 7.00% 6.93% Avg. LTV 71% 73% Avg. DSCR 1.35x 1.34x Prepayment Penalty Protection 96% 95% BPL-Rental Loan Portfolio (Dollar amounts in millions) 18 $934 $1,158 $1,407 $1,767 $2,277 $- $500 $1,000 $1,500 $2,000 $2,500 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 U P B 1.7% 1.3% 1.4% 1.7% 1.5% 0% 2% 4% 6% 8% 10% 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 BPL-Rental DQ 60+ See Glossary and End Notes in the Appendix. Single-Family Investment Portfolio

$137 $124 $113 $125 $114 $819 $795 $707 $540 $426 $956 $919 $820 $665 $540 $- $250 $500 $750 $1,000 $1,250 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 U P B DQ 60+ Performing • Adamas’ BPL-Bridge strategy has been in place since 2019 - traded $5.9 billion with 20 originator/aggregator counterparties. • Adamas has issued $1.2 billion of BPL-Bridge securitizations in both rated and unrated deals with revolving debt structures. • The competition in the BPL-Bridge market has compressed yields in this sector. Adamas expects the portfolio to naturally run-off. The proceeds will be redeployed into better relative value opportunities across our other core strategies. 80% 18% 2% Single-Family Single-Family Ground Up Multi-Family BPL-Bridge Loan Portfolio BreakdownBPL-Bridge Loan Portfolio Composition (Dollar amounts in millions) Loan Characteristics Portfolio UPB ($MM) $540 Loan Count 1,154 Avg. FICO 743 Avg. Coupon 10.3% Avg. LTARV 66% Avg. LTC 73% Ground Up % 18% Multi-Family % 2% BPL-Bridge 19 See Glossary and End Notes in the Appendix. Single-Family Investment Portfolio

Constructive is a Differentiated Platform

CONSTRUCTIVE LOANS, LLC

History

01

Nearly a decade of high-quality loan origination

- Top 5 business purpose loan focused originator in the market
- Profitable across market cycles
- Experienced and proven management team, originating over $6.9 billion of BPLs since its inception

Market

02

Deep demand for BPL-Rental loans by investors

- BPL-Rental is well aligned with institutional demand
- Insurance capital seeks long duration, protected cash flows with wider spreads

Our Advantage

03

Differentiated BPL-Rental originator

- 100% of BPL-Rental loans originated in the last 12 months include embedded prepayment protection
- Strong credit performance through strict underwriting standards
- Drives strong institutional demand for its originations

Product › Demand › Performance

Constructive is a national leading originator of **BPL-Rental loans**, a differentiated product with **embedded prepayment protection** and **strong credit performance** that continues to **attract high investor demand**.

ADAMAS

20

Loan Characteristics 2Q 2026 Constructive Originations Origination Volume $428M Loan Count 2,252 Avg. Loan Size $189,885 Avg. FICO 758 Avg. Coupon 7.39% Avg. LTV/LTARV 72% Repeat Borrowers 58% Construction % 4.5% Multi-Family % 1.4% Constructive BPL Origination Overview 21 (Dollar amounts in millions) See Glossary and End Notes in the Appendix. 2Q 2026 BPL Product Mix 89% 11% Wholesale Retail Constructive has built a scaled platform for originating business purpose loans to residential real estate investors: • Constructive has sourced BPLs from over 800 broker partners through its primary wholesale channel, representing 88% of its volume. • Sold BPLs to over 16 institutional trading partners. • Established as a reliable and competitive capital provider to the single-family investor market. Origination Volume by Quarter $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 BPL-Rental Loans BPL-Bridge Loans $402 $439 $474 $422 $428 88% 12% BPL-Rental BPL-Bridge

Multi-Family Investment Portfolio Mezzanine Lending & Cross-Collateralized Mezzanine Lending Asset Value ($MM) $192 Total Count 19 Avg. Coupon(1) 12.0% Avg. Adjusted LTV(2) 82% Avg. DSCR 1.3x 2Q 2026 Payoff Rate 18.1% Delinquent Count 0 Restructured Count 1 Outstanding UPB by Quarter • Adamas expects redemptions in the multi- family portfolio to continue, allowing for rotation into higher yielding investments. • Substantial seasoning of 48 months from origination. • In the quarter, redeemed one Mezzanine Lending investment for net proceeds of $11 million yielding a 11.8% IRR. • 93% of the portfolio contains a drag-to- market clause which motivates borrowers to make earlier payoffs. 22 0% 5% 10% 15% 20% 25% 30% 35% 40% $100 $150 $200 $250 $300 $350 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 A n n u alized P ayo ff R ate U P B UPB (L-Axis) 1. The Avg. Coupon for Cross-Collateralized Mezzanine Lending is calculated using the preferred return on the initial unconsolidated preferred equity investment. 2. Avg. Adjusted LTV represents the weighted average combined LTV at origination, inclusive of the estimated capital expenditure budget of the underlying properties. Historical Payoff Rate (R-Axis) Historical: 26.4% (Dollar amounts in millions) See Glossary and End Notes in the Appendix.

QUARTERLY FINANCIAL INFORMATION

24 Financial Results Second Quarter 2026 Profit & Loss Dollar amounts in thousands, except per share data Description Amount EPS Contribution Interest income $ 174,393 $ 1.94 Interest expense (124,184) (1.38) Net Interest Income $ 50,209 $ 0.56 Income from real estate 14,016 0.15 Expenses related to real estate (16,305) (0.18) Net Loss from Real Estate $ (2,289) $ (0.03) Realized losses, net (12,960) (0.14) Unrealized losses, net (8,499) (0.10) Gains on derivative investments, net 48,789 0.54 Mortgage banking activities, net 16,208 0.18 Loss from equity investments (231) — Impairment of real estate (161) — Other income 2,012 0.02 Other Income $ 45,158 $ 0.50 Total Net Interest Income, Net Loss from Real Estate & Other Income $ 93,078 $ 1.03 General & administrative expenses (25,613) (0.29) Portfolio operating expenses (6,427) (0.07) Loan origination costs (4,847) (0.05) Financing transaction costs (3,125) (0.03) Total Expenses $ (40,012) $ (0.44) Adjustment: Net loss attributable to non-controlling interest 2,129 0.02 Income tax expense (13) — Preferred stock dividends (11,758) (0.13) Net Income Attributable to Common Stockholders $ 43,424 $ 0.48 Note: Numbers may not foot due to rounding. See Glossary and End Notes in the Appendix.

Yield By Strategy

Net Interest Spread*

Net interest spread increased during the quarter, driven by lower financing costs resulting from improved repurchase agreement terms on residential loans and more favorable financing of certain business purpose rental loans through securitizations completed in the period. This improvement was partially offset by lower yields on average interest earning assets, reflecting a greater allocation to Agency investments and business purpose rental loans.

Dollar Amounts in Thousands	2Q'26	1Q'26	4Q'25	3Q'25	2Q'25
Agency					
Avg. Interest Earning Assets	$ 6,875,264	$ 6,729,749	$ 6,556,020	$ 5,872,222	$ 4,744,950
Avg. Interest Bearing Liabilities	$ 6,177,150	$ 6,072,085	$ 5,919,184	$ 5,330,072	$ 4,296,191
Yield on Avg. Interest Earning Assets*	5.64 %	5.64 %	5.79 %	5.88 %	5.88 %
Average Financing Cost*	(3.89) %	(3.99) %	(4.09) %	(4.14) %	(4.24) %
Agency Net Interest Spread*	**1.75 %**	**1.65 %**	**1.70 %**	**1.74 %**	**1.64 %**
Single-Family Credit					
Avg. Interest Earning Assets	$ 3,826,140	$ 3,620,780	$ 3,428,641	$ 3,333,917	$ 3,227,486
Avg. Interest Bearing Liabilities	$ 3,416,367	$ 3,225,961	$ 3,037,293	$ 2,902,470	$ 2,742,414
Yield on Avg. Interest Earning Assets*	6.77 %	6.89 %	7.09 %	7.12 %	7.32 %
Average Financing Cost*	(5.20) %	(5.29) %	(5.44) %	(5.66) %	(5.85) %
Single-Family Credit Net Interest Spread*	**1.57 %**	**1.60 %**	**1.65 %**	**1.46 %**	**1.47 %**
Multi-Family Credit					
Avg. Interest Earning Assets	$ 55,752	$ 55,263	$ 59,372	$ 71,026	$ 74,273
Avg. Interest Bearing Liabilities	$ —	$ —	$ —	$ —	$ —
Yield on Avg. Interest Earning Assets*	12.30 %	11.97 %	11.53 %	11.96 %	11.86 %
Average Financing Cost*	— %	— %	— %	— %	— %
Multi-Family Credit Net Interest Spread*	**12.30 %**	**11.97 %**	**11.53 %**	**11.96 %**	**11.86 %**
Corporate/Other					
Avg. Interest Earning Assets	$ 351,156	$ 262,680	$ 215,170	$ 172,958	$ 126,552
Avg. Interest Bearing Liabilities	$ 735,769	$ 675,849	$ 617,580	$ 561,681	$ 410,458
Yield on Avg. Interest Earning Assets*	4.60 %	4.57 %	4.70 %	4.69 %	4.58 %
Average Financing Cost*	(7.00) %	(7.21) %	(6.99) %	(7.14) %	(6.77) %
Corporate/Other Net Interest Spread*	**(2.40) %**	**(2.64) %**	**(2.29) %**	**(2.45) %**	**(2.19) %**
Total					
Avg. Interest Earning Assets	$ 11,108,312	$ 10,668,472	$ 10,259,203	$ 9,450,123	$ 8,173,261
Avg. Interest Bearing Liabilities	$ 10,329,286	$ 9,973,895	$ 9,574,057	$ 8,794,223	$ 7,449,063
Yield on Avg. Interest Earning Assets*	6.03 %	6.07 %	6.23 %	6.34 %	6.48 %
Average Financing Cost*	(4.55) %	(4.63) %	(4.70) %	(4.83) %	(4.98) %
Net Interest Spread*	**1.48 %**	**1.44 %**	**1.53 %**	**1.51 %**	**1.50 %**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

ADAMAS

25

Adjusted Net Interest Income by Investment Category*

Adjusted Net Interest Income*
Adjusted Net Interest Income increased primarily due to continued portfolio growth in Agency investments, US Treasuries and business purpose rental loans, partially offset by higher net expense on interest rate swaps in the current quarter.

Dollar Amounts in Thousands		2Q'26		1Q'26		4Q'25		3Q'25		2Q'25
Agency										
Adjusted Interest Income*	$	96,856	$	94,955	$	94,897	$	86,372	$	69,774
Adjusted Interest Expense*		(59,979)		(59,690)		(61,004)		(55,599)		(45,439)
Agency Adjusted Net Interest Income*	**$**	**36,877**	**$**	**35,265**	**$**	**33,893**	**$**	**30,773**	**$**	**24,335**
Single-Family Credit										
Adjusted Interest Income*	$	64,770	$	62,337	$	60,745	$	59,305	$	59,077
Adjusted Interest Expense*		(44,277)		(42,075)		(41,650)		(41,377)		(40,025)
Single-Family Credit Adjusted Net Interest Income	**$**	**20,493**	**$**	**20,262**	**$**	**19,095**	**$**	**17,928**	**$**	**19,052**
Multi-Family Credit										
Interest Income	$	1,714	$	1,654	$	1,711	$	2,124	$	2,203
Interest Expense		—		—		—		—		—
Multi-Family Credit Adjusted Net Interest Income*	**$**	**1,714**	**$**	**1,654**	**$**	**1,711**	**$**	**2,124**	**$**	**2,203**
Corporate/Other										
Interest Income	$	4,034	$	2,999	$	2,526	$	2,030	$	1,449
Adjusted Interest Expense*		(12,844)		(12,014)		(10,878)		(10,103)		(6,931)
Corporate/Other Adjusted Net Interest Loss*	**$**	**(8,810)**	**$**	**(9,015)**	**$**	**(8,352)**	**$**	**(8,073)**	**$**	**(5,482)**
Total Adjusted Interest Income*	$	167,374	$	161,945	$	159,879	$	149,831	$	132,503
Total Adjusted Interest Expense*		(117,100)		(113,779)		(113,532)		(107,079)		(92,395)
Total Adjusted Net Interest Income*	**$**	**50,274**	**$**	**48,166**	**$**	**46,347**	**$**	**42,752**	**$**	**40,108**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

ADAMAS
26

Net Loss from Real Estate Net loss from real estate declined primarily due to lower expenses driven by the full-quarter impact of a prior quarter property sale within our Cross-Collateralized Mezzanine Lending investment. Income from real estate decreased primarily due to this property sale. Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 Income from real estate $ 14,016 $ 14,568 $ 15,936 $ 19,104 $ 20,638 Expenses related to real estate: Interest expense, mortgages payable on real estate (3,350) (3,821) (4,283) (5,409) (5,882) Depreciation expense on operating real estate (4,486) (4,623) (5,366) (5,936) (5,928) Other real estate expenses (8,469) (8,726) (9,579) (11,637) (11,842) Total expenses related to real estate $ (16,305) $ (17,170) $ (19,228) $ (22,982) $ (23,652) Net Loss from Real Estate $ (2,289) $ (2,602) $ (3,292) $ (3,878) $ (3,014) See Glossary and End Notes in the Appendix. Net Loss from Real Estate 27

Other Income (Loss)

Realized Losses, Net

Net realized losses in the second quarter primarily reflected net realized losses recognized on the sale of certain investment securities, valuation adjustments on foreclosed properties and related receivables and discounted payoffs of certain non-performing business purpose bridge loans as part of ongoing asset resolution efforts. Net realized losses also included loss recognized on the resolution of a Mezzanine Lending investment that was fully offset by the reversal of previously recognized unrealized loss that is reflected in unrealized (losses) gains, net (see table below).

Dollar Amounts in Thousands		2Q'26	1Q'26	4Q'25	3Q'25	2Q'25
Residential loans and real estate owned		(4,430)	(6,224)	(9,537)	(5,610)	(1,239)
Investment securities		(5,167)	(4,456)	(5,410)	—	(2,532)
Mezzanine Lending investments		(3,363)	—	—	—	—
Total Realized Losses, net	**$**	**(12,960) $**	**(10,680) $**	**(14,947) $**	**(5,610) $**	**(3,771)**

Unrealized (Losses) Gains, Net

Unrealized losses in the second quarter primarily reflected the impact of increases in interest rates on the fair value of investment securities, particularly Agency RMBS, and certain residential loans, partially offset by unrealized gains on CDOs resulting from the impact of higher interest rates.

Dollar Amounts in Thousands		2Q'26	1Q'26	4Q'25	3Q'25	2Q'25
Investment securities (including Consolidated SLST)	$	(10,615) $	(63,819) $	22,264 $	50,224 $	20,063
Residential loans		(4,261)	(20,060)	3,913	19,533	10,375
Mezzanine lending investments accounted for as loans		3,352	(4)	(10)	125	55
Mortgage servicing rights		(872)	(903)	(967)	(1,019)	(848)
CDOs and Corporate debt at fair value		3,897	22,218	(5,474)	(14,011)	(5,031)
Total Unrealized (Losses) Gains, net	**$**	**(8,499) $**	**(62,568) $**	**19,726 $**	**54,852 $**	**24,614**

ADAMAS

See Glossary and End Notes in the Appendix.

28

Other Income (Loss)

Gains (Losses) on Derivative Instruments, Net

Net gains on derivative instruments in the second quarter were driven by higher interest rates, which benefited interest rate swap valuations. Net gains also included realized gains on the settlement of derivative instruments during the period. These gains were partially offset by the reversal of unrealized gains on the settlement of treasury future positions during the quarter.

Dollar Amounts in Thousands		2Q'26		1Q'26		4Q'25		3Q'25		2Q'25
Unrealized gains (losses) on derivative instruments	$	15,117	$	49,219	$	28,534	$	(3,392)	$	(36,261)
Realized gains (losses) on derivative instruments		33,672		38,595		(63)		(9,614)		9,295
Total Gains (Losses) on Derivative Instruments, net	**$**	**48,789**	**$**	**87,814**	**$**	**28,471**	**$**	**(13,006)**	**$**	**(26,966)**

Mortgage Banking Activities, Net

Income from mortgage banking activities increased, primarily driven by higher origination fee income and interest rate lock commitment valuations. Additionally, gains on sale of business purpose rental loans increased, reflecting improvements in execution at Constructive.

Dollar Amounts in Thousands		2Q'26		1Q'26		4Q'25		3Q'25		2Q'25
Residential loan origination and other fees	$	6,361	$	6,114	$	6,667	$	5,511	$	—
Gains on residential loans held for sale, net		9,847		9,216		5,851		8,592		—
Total Income from Mortgage Banking Activities, net	**$**	**16,208**	**$**	**15,330**	**$**	**12,518**	**$**	**14,103**	**$**	**—**

ADAMAS

See Glossary and End Notes in the Appendix.

29

Impairment of Real Estate Impairment losses in the second quarter were primarily driven by valuation adjustments associated with certain single-family rental properties to held for sale. Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 Impairment of Real Estate $ (161) $ (2,231) $ (330) $ (1,619) $ (3,913) See Glossary and End Notes in the Appendix. Other Income (Loss) 30 (Loss) Income from Equity Investments Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 (Loss) income from Mezzanine Lending investments accounted for as equity (231) 721 (3,735) (1,642) 1,704 Loss from unconsolidated joint venture equity investments in multi- family properties — — — — (611) Income (loss) from investment in Constructive — — — 47 (2,521) Total (Loss) Income from Equity Investments $ (231) $ 721 $ (3,735) $ (1,595) $ (1,428)

Loan Origination Costs (Loss) (3Q’25 vs 2Q’25) Other income in the third quarter is primarily related to servicing fee income generated on mortgage servicing rights acquired in the fourth quarter of 2024. See Glossary and End Notes in the Appendix. Other Income (Loss) 31 Ot r Income Other incom in the second quarter primarily reflected servicing fee income generated from mortgage servicing rights. Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 Servicing fee income $ 2,084 $ 2,109 $ 2,084 $ 1,999 $ 1,973 (Loss) gain on sale of real estate (374) 51,789 8,913 74 (19) Loss on extinguishment of debt — (985) (436) (448) — Miscellaneous 302 (352) 304 (146) 246 Total Other Income $ 2,012 $ 52,561 $ 10,865 $ 1,479 $ 2,200

General, Administrative, and Operating Expenses Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 General and Administrative Expenses Salaries, benefits and directors' compensation $ 18,585 $ 18,179 $ 18,125 $ 17,214 $ 8,473 Other general and administrative expenses 7,028 6,308 6,982 6,135 3,313 Total General and Administrative Expenses $ 25,613 $ 24,487 $ 25,107 $ 23,349 $ 11,786 Portfolio Operating Expenses $ 6,427 $ 6,137 $ 6,703 $ 6,747 $ 7,354 Loan Origination Costs $ 4,847 $ 4,025 $ 4,313 $ 3,788 $ — Financing Transaction Costs Securitization transaction costs $ 2,876 $ 1,947 $ — $ 4,306 $ — Corporate debt transaction costs — 3,435 — 3,635 459 Equity transaction costs 249 — — — 291 Total Financing Transaction Costs $ 3,125 $ 5,382 $ — $ 7,941 $ 750 Total General, Administrative, and Operating Expenses $ 40,012 $ 40,031 $ 36,123 $ 41,825 $ 19,890 See Glossary and End Notes in the Appendix. Expenses 32

Changes in Book Value The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter ended June 30, 2026. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, GAAP Book Value $ 896,819 89,861 $ 9.98 Common stock issuance, net (1) 2,706 19 Balance after share activity $ 899,525 89,880 $ 10.01 Adjustment of redeemable non-controlling interest to estimated redemption value (4,921) (0.05) Dividends and dividend equivalents declared (25,207) (0.28) Net income attributable to Company's common stockholders 43,424 0.48 Ending Balance, GAAP Book Value $ 912,821 89,880 $ 10.16 Add: Cumulative depreciation expense on real estate (2) 26,516 0.30 Cumulative amortization of lease intangibles related to real estate (2) 3,794 0.04 Cumulative adjustment of redeemable non-controlling interest to estimated redemption value 28,225 0.31 Adjustment of amortized cost liabilities to fair value 21,649 0.24 Ending Balance, Adjusted Book Value* $ 993,005 89,880 $ 11.05 1. Includes amortization of stock based compensation. 2. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized. Quarter Ended June 30, 2026 *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. See Glossary and End Notes in the Appendix. 33 Book Value

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	2Q'26	1Q'26	2025	2024	2023
Book Value per share					
Beginning	$ 9.98	$ 9.60	$ 9.28	$ 11.31	$ 13.27
Ending	$ 10.16	$ 9.98	$ 9.60	$ 9.28	$ 11.31
Change in Book Value per share	**$ 0.18**	**$ 0.38**	**$ 0.32**	**$ (2.03)**	**$ (1.96)**
Dividends					
Q1		$ 0.23	$ 0.20	$ 0.20	$ 0.40
Q2	$ 0.27		0.20	0.20	0.30
Q3			0.23	0.20	0.30
Q4			0.23	0.20	0.20
Total	**$ 0.27**	**$ 0.23**	**$ 0.86**	**$ 0.80**	**$ 1.20**
Economic Return	**4.5 %**	**6.4 %**	**12.7 %**	**(10.9)%**	**(5.7)%**
Adjusted Book Value per share*					
Beginning	$ 10.80	$ 10.63	$ 10.35	$ 12.66	$ 15.89
Ending	$ 11.05	$ 10.80	$ 10.63	$ 10.35	$ 12.66
Change in Adjusted Book Value per share	**$ 0.25**	**$ 0.17**	**$ 0.28**	**$ (2.31)**	**$ (3.23)**
Economic Return on Adjusted Book Value*	**4.8 %**	**3.8 %**	**11.0 %**	**(11.9)%**	**(12.8)%**

Total Rate of Return:
Change in stock price for the period + dividend per share declared for the period, divided by the beginning period stock price.

	2Q'26	1Q'26	2025	2024	2023
Stock Price					
Beginning	$ 7.36	$ 7.30	$ 6.06	$ 8.53	$ 10.24
Ending	$ 9.38	$ 7.36	$ 7.30	$ 6.06	$ 8.53
Change in Stock Price	**$ 2.02**	**$ 0.06**	**$ 1.24**	**$ (2.47)**	**$ (1.71)**
Total Rate of Return	**31.1 %**	**4.0 %**	**34.7 %**	**(19.6)%**	**(5.0)%**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

ADAMAS
34

Dollar amounts in millions Strategy Sub-Sector Asset Value Capital Portfolio Recourse Leverage Ratio Portfolio Leverage Ratio Characteristics % $ % $ Avg. FICO Avg. LTV Avg. Coupon BPL-Rental (1) • DSCR 21% $2,323 19% $282 1.3x 7.4x 750 71% 7.00% BPL-Bridge (1) • Bridge loans 4% $520 10% $157 2.1x 2.9x 743 66% 10.31% Performing/RPL Loans • S&D • Other • Seasoned re- performing and non-performing mortgage loans 7% $775 6% $83 0.0x 8.3x 702 49% 4.63% Agency • Agency RMBS • TBAs 65% $7,228 52% $783 8.3x 8.3x 741 80% 5.48%(2) Non-Agency RMBS • Non-Agency (includes Consolidated SLST securities - $139) 2% $203 8% $121 0.4x 0.9x 639 76% 4.13% SFR • Single-family rental properties 1% $110 4% $52 1.1x 1.1x N/A N/A N/A See Glossary and End Notes in the Appendix. Single-Family Portfolio Overview 36 Total Investment Portfolio: 95% (Dollar amounts in millions) 1. BPL-Rental and BPL-Bridge data does not include residential loans or residential loans held for sale attributable to Constructive as of June 30, 2026 (see Appendix - "Capital Allocation“). 2. Average Coupon for Agency RMBS represents the weighted average coupon rate of the Specified Pools held as of June 30, 2026.

Dollar amounts in millions Strategy Sub-Sector Asset Value Capital (1) Characteristics % $ % $ Avg. DSCR Avg. Adjusted LTV (2) Avg. Coupon(3) Multi-Family • Mezzanine Lending and Cross-Collateralized Mezzanine Lending 100% $192 100% $162 1.27x 82% 11.99% See Glossary and End Notes in the Appendix. Multi-Family Portfolio Overview 37 Total Investment Portfolio: 2% 1. Capital for Cross-Collateralized Mezzanine Lending includes Asset Value less the cumulative adjustment of redeemable non-controlling interest to estimated redemption value. 2. Avg. Adjusted LTV represents the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties. 3. The Avg. Coupon for Cross-Collateralized Mezzanine Lending is calculated using the preferred return on the initial unconsolidated preferred equity investment. (Dollar amounts in millions)

In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, Earnings Available for Distribution and Adjusted Book Value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investments, such as residential loans, residential loans held for sale, investment securities and Mezzanine Lending investments, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include implied interest income from TBA dollar roll transactions (calculated using the yield to maturity at trade date for each TBA dollar roll position), • Adjusted Interest Expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps and implied financing cost of TBA dollar roll transactions (representing the difference between implied interest income from TBA dollar roll transactions and TBA dollar roll income), • Adjusted Net Interest Income (Loss) – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets, including the cost basis of outstanding TBAs and excluding all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, including the cost basis of outstanding TBAs and excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include both the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings and dollar roll income associated with TBAs, which are included in gains (losses) on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (implied interest income less implied financing cost). We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income (loss) to Adjusted Net Interest Income (Loss) for our Agency, single-family credit and corporate/other portfolios and the Company for the periods indicated. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Adjusted Net Interest Income (Loss) and Net Interest Spread 38

Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 Agency GAAP interest income $ 92,911 $ 93,955 $ 94,743 $ 85,975 $ 69,743 GAAP interest expense (56,683) (58,596) (63,766) (60,472) (48,564) GAAP total net interest income $ 36,228 $ 35,359 $ 30,977 $ 25,503 $ 21,179 GAAP interest income $ 92,911 $ 93,955 $ 94,743 $ 85,975 $ 69,743 Adjusted for: Implied interest income from TBAs 3,945 1,000 154 397 31 Adjusted Interest Income $ 96,856 $ 94,955 $ 94,897 $ 86,372 $ 69,774 GAAP interest expense $ (56,683) $ (58,596) $ (63,766) $ (60,472) $ (48,564) Adjusted for: Net interest component of interest rate swaps (1,099) (381) 2,904 5,204 3,149 Implied financing cost of TBAs (2,197) (713) (142) (331) (24) Adjusted Interest Expense $ (59,979) $ (59,690) $ (61,004) $ (55,599) $ (45,439) Adjusted Net Interest Income (1) $ 36,877 $ 35,265 $ 33,893 $ 30,773 $ 24,335 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Agency Adjusted Net Interest Income 39

Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 Single-Family Credit GAAP interest income $ 75,734 $ 73,457 $ 71,700 $ 70,504 $ 67,506 GAAP interest expense (55,199) (53,206) (52,710) (53,080) (48,637) GAAP total net interest income $ 20,535 $ 20,251 $ 18,990 $ 17,424 $ 18,869 GAAP interest income $ 75,734 $ 73,457 $ 71,700 $ 70,504 $ 67,506 Adjusted for: Consolidated SLST CDO interest expense (10,964) (11,120) (10,955) (11,199) (8,429) Adjusted Interest Income $ 64,770 $ 62,337 $ 60,745 $ 59,305 $ 59,077 GAAP interest expense $ (55,199) $ (53,206) $ (52,710) $ (53,080) $ (48,637) Adjusted for: Consolidated SLST CDO interest expense 10,964 11,120 10,955 11,199 8,429 Net interest component of interest rate swaps (42) 11 105 504 183 Adjusted Interest Expense $ (44,277) $ (42,075) $ (41,650) $ (41,377) $ (40,025) Adjusted Net Interest Income (1) $ 20,493 $ 20,262 $ 19,095 $ 17,928 $ 19,052 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Single-Family Credit Adjusted Net Interest Income 40

1. Adjusted Net Interest Loss is calculated by subtracting Adjusted Interest Expense from GAAP Interest Income. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Corporate/Other Adjusted Net Interest Loss 41 Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 Corporate/Other GAAP interest income $ 4,034 $ 2,999 $ 2,526 $ 2,030 $ 1,449 GAAP interest expense (12,302) (11,852) (11,034) (10,495) (7,253) GAAP total net interest loss $ (8,268) $ (8,853) $ (8,508) $ (8,465) $ (5,804) GAAP interest expense $ (12,302) $ (11,852) $ (11,034) $ (10,495) $ (7,253) Adjusted for: Net interest component of interest rate swaps (542) (162) 156 392 322 Adjusted Interest Expense $ (12,844) $ (12,014) $ (10,878) $ (10,103) $ (6,931) Adjusted Net Interest Loss (1) $ (8,810) $ (9,015) $ (8,352) $ (8,073) $ (5,482)

1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 GAAP interest income $ 174,393 $ 172,065 $ 170,680 $ 160,633 $ 140,901 GAAP interest expense (124,184) (123,654) (127,510) (124,047) (104,454) GAAP total net interest income $ 50,209 $ 48,411 $ 43,170 $ 36,586 $ 36,447 GAAP interest income $ 174,393 $ 172,065 $ 170,680 $ 160,633 $ 140,901 Adjusted for: Consolidated SLST CDO interest expense (10,964) (11,120) (10,955) (11,199) (8,429) Implied interest income from TBAs 3,945 1,000 154 397 31 Adjusted Interest Income $ 167,374 $ 161,945 $ 159,879 $ 149,831 $ 132,503 GAAP interest expense $ (124,184) $ (123,654) $ (127,510) $ (124,047) $ (104,454) Adjusted for: Consolidated SLST CDO interest expense 10,964 11,120 10,955 11,199 8,429 Net interest component of interest rate swaps (1,683) (532) 3,165 6,100 3,654 Implied financing cost of TBAs (2,197) (713) (142) (331) (24) Adjusted Interest Expense $ (117,100) $ (113,779) $ (113,532) $ (107,079) $ (92,395) Adjusted Net Interest Income (1) $ 50,274 $ 48,166 $ 46,347 $ 42,752 $ 40,108 See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income 42

Earnings available for distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) is a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses) on our investment portfolio, (b) gains (losses) on derivative instruments (excluding the net interest component of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) other non-recurring gains (losses), (e) depreciation of operating real estate, (f) non-cash expenses, (g) financing transaction costs, (h) non-recurring restructuring and transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD adjustments attributable to non-controlling interests. We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into our operating performance. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate. We view EAD as one measure of our ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity. The following slide presents a reconciliation of net income (loss) attributable to Company's common stockholders to EAD for the periods indicated. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Earnings Available for Distribution 43

Non-GAAP Financial Measures

Reconciliation of Earnings Available for Distribution

Dollar Amounts in Thousands (except per share data)		2Q'26		1Q'26		4Q'25		3Q'25		2Q'25
GAAP net income (loss) attributable to Company's common stockholders	$	43,424	$	36,897	$	41,605	$	32,702	$	(3,486)
Adjustments:										
Realized losses, net		12,960		10,680		14,947		5,610		3,771
Unrealized losses (gains), net		8,499		62,568		(19,726)		(54,852)		(24,614)
(Gains) losses on derivative instruments, net [1]		(48,724)		(88,059)		(25,294)		19,172		30,627
Unrealized losses, net on equity investments [2]		1,020		46		4,505		2,860		3,352
Impairment of real estate		161		2,231		330		1,619		3,913
Other losses (gains) [3]		150		(50,266)		(8,691)		358		(535)
Depreciation of operating real estate		4,486		4,623		5,366		5,936		5,928
Non-cash expenses [4]		3,294		3,157		3,096		2,961		2,561
Financing transaction costs		3,125		5,382		—		7,941		750
Restructuring and transaction expenses [5]		—		—		109		1,245		577
Income tax effect of adjustments		11		4		(75)		(336)		(173)
EAD adjustments attributable to non-controlling interests		(1,279)		39,160		4,242		(3,225)		(2,647)
Earnings Available for Distribution attributable to Company's common stockholders	**$**	**27,127**	**$**	**26,423**	**$**	**20,414**	**$**	**21,991**	**$**	**20,024**
Weighted average shares outstanding - basic		89,979		90,353		90,399		90,406		90,324
GAAP net income (loss) attributable to Company's common stockholders per common share - basic	$	**0.48**	**$**	**0.41**	**$**	**0.46**	**$**	**0.36**	**$**	**(0.04)**
EAD per common share - basic	**$**	**0.30**	**$**	**0.29**	**$**	**0.23**	**$**	**0.24**	**$**	**0.22**

1. Excludes net interest expense of interest rate swaps of approximately $1.7 million and $0.5 million for the three months ended June 30, 2026 and March 31, 2026, respectively, and net interest benefit of interest rate swaps of approximately $3.2 million, $6.1 million and $3.7 million for the three months ended December 31, 2025, September 30, 2025, and June 30, 2025, respectively. Also excludes TBA dollar roll income of approximately $1.7 million, $0.3 million, $12.0 thousand, $66.2 thousand and $7.0 thousand for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, respectively.
2. Included in (loss) income from equity investments on the Company's condensed consolidated statements of operations.
3. Primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on extinguishment of debt, Mezzanine Lending premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
4. Includes stock-based compensation and intangible asset amortization.
5. Includes non-recurring expenses such as restructuring expenses and transaction expenses related to our acquisition of Constructive, professional fees incurred related to our name change and other non-recurring transaction expenses.

ADAMAS

See Glossary and End Notes in the Appendix.

44

Adjusted Book Value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investments to fair value. Our rental property portfolio includes, or has included, fee simple interests in single-family rental homes and joint venture equity interests and a Cross- Collateralized Mezzanine Lending investment in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, Adjusted Book Value reflects the value, at their undepreciated basis, of our single-family rental properties, joint venture equity investments and Cross- Collateralized Mezzanine Lending investment that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in an entity in which we maintain our Cross-Collateralized Mezzanine Lending investment, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the entity in which we maintain our Cross-Collateralized Mezzanine Lending investment. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our Cross-Collateralized Mezzanine Lending investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for these assets, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investments are, or were, carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Adjusted Book Value Per Common Share 45

Non-GAAP Financial Measures

Reconciliation of Adjusted Book Value Per Common Share

Dollar Amounts in Thousands (except per share data)		2Q'26		1Q'26		4Q'25		3Q'25		2Q'25
Company's stockholders' equity	$	1,472,463	$	1,456,461	$	1,426,922	$	1,390,777	$	1,381,203
Preferred stock liquidation preference		(559,642)		(559,642)		(559,642)		(559,642)		(558,498)
GAAP Book Value		912,821		896,819		867,280		831,135		822,705
Add:										
Cumulative depreciation expense on real estate [1]		26,516		24,751		26,864		26,357		25,170
Cumulative amortization of lease intangibles related to real estate [1]		3,794		3,794		4,106		4,620		4,620
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value		28,225		23,304		42,222		54,782		49,574
Adjustment of amortized cost liabilities to fair value		21,649		22,257		19,202		20,481		24,153
Adjusted Book Value	**$**	**993,005**	**$**	**970,925**	**$**	**959,674**	**$**	**937,375**	**$**	**926,222**
Common shares outstanding		89,880		89,861		90,304		90,308		90,314
GAAP book value per common share	$	10.16	$	9.98	$	9.60	$	9.20	$	9.11
Adjusted Book Value per Common Share	**$**	**11.05**	**$**	**10.80**	**$**	**10.63**	**$**	**10.38**	**$**	**10.26**

1. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

ADAMAS

See Glossary and End Notes in the Appendix.

46

The following defines certain of the commonly used terms in this presentation: "Adjusted Book Value" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Agency" refers to Agency RMBS and TBAs; "Agency RMBS" refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "ARMs" refers to adjustable-rate RMBS; "Average Financing Cost" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, residential loans held for sale, multi-family loans, investment securities and cost basis of outstanding TBAs, to the extent applicable, and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the periods indicated; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements and warehouse facilities, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes, subordinated debentures and outstanding cost basis of TBAs, to the extent applicable, and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate, or consolidated, in our financial statements in accordance with GAAP; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement and warehouse facility financing plus subordinated debentures, senior unsecured notes and cost basis of outstanding TBAs, to the extent applicable, divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, CDOs and mortgages payable on real estate as they are non- recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; Glossary 47

"Consolidated SLST" refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "Cross-Collateralized Mezzanine Lending" refers to our combined preferred equity and common equity investment in one joint venture entity that owns several multi-family properties; "Cumulative Stockholder Return" includes common stock price appreciation and common stock dividend reinvestment. Dividends assumed to be reinvested at the closing price on the ex-dividend date; "DSCR" refers to debt service coverage ratio; "Earnings Available for Distribution" or "EAD" has the meaning set fourth in Appendix - "Non-GAAP Financial Measures—Earnings Available for Distribution"; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; "Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective period; "Investment Portfolio" refers to the Company's residential loans, investment securities, multi-family loans and equity investments and single- family rental properties not held by Constructive as of period-end; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "IRR" refers to internal rate of return; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTM" refers to last twelve months; "LTV" refers to loan-to-value ratio; "MBS" refers to mortgage-backed securities; "Mezzanine Lending" refers to the Company's preferred equity in entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; Glossary 48

"non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "Non-QM" refers to non-qualifying mortgage; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement and warehouse facility financing and cost basis of outstanding TBAs, to the extent applicable, divided by the Company's total stockholders' equity; "Residential Credit" refers to the Company's investments in residential loans, mortgage servicing rights, single-family rental properties, non- Agency RMBS and Consolidated SLST securities; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Specified Pools" includes the Company's Agency fixed rate RMBS and Agency ARMs; "TBAs" refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; "TBA dollar roll income" refers to the difference in price between TBA contracts in TBA dollar roll transactions; "TBA dollar roll transaction" refers to a transaction where two TBA contracts with the same terms but different settlement dates are simultaneously bought and sold; "Total Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock prices as of the date indicated; "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing, cost basis of outstanding TBAs and CDOs issued by the Company related to the strategy, to the extent applicable, divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WALA" refers to weighted average loan age; "Yield on Average Interest Earning Assets" has the meaning set forth in Appendix -"Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; and "ZV Spread" refers to zero-volatility spread. Glossary 49

− Dividend yield calculated using the current quarter dividend declared on common stock (annualized) and the closing share price of the Company's common stock on June 30, 2026. Slide 8 − Cumulative stockholder return sourced from Bloomberg. − iShares Mortgage Real Estate ETF (REM) return sourced from Bloomberg. Slide 9 − Investment Portfolio size amounts represent the Investment Portfolio carrying values as of end of the periods presented (see Appendix – “Capital Allocation” for additional information). − Single-Family Agency Portfolio Allocation amounts represent the aggregate fair value of Agency RMBS and outstanding TBA contracts for each period presented. Slide 10 − Adjusted Book Value increase YTD represents the change from the quarter ended December 31, 2025 to June 30, 2026. − Outstanding common shares used to calculate stock price per share and Adjusted Book Value per share for the quarter ended June 30, 2026 are 89,879,786. − Stock Price to Book Value percentages are calculated using the closing share price of the Company's common stock and the Company's book value per share as of the end of the periods indicated. Slide 11 − Dividend yield calculated using the current quarter dividend declared on common stock (annualized) and the closing share price of the Company's common stock on June 30, 2026. − Portfolio Size and Portfolio Asset Allocation calculated using investment carrying values as of June 30, 2026 (see Appendix - "Capital Allocation" for additional information). − EPS contribution amounts are calculated as the quotient of Adjusted Net Interest Income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties and cash reserved for potential TBA variation margin. End Notes 50 Slide 1 − Image(s) used under license from PowerPoint Stock Images. Slide 3 − Image(s) used under license from PowerPoint Stock Images. Slide 6 − Data as of June 30, 2026. − Refer to Appendix - "Capital Allocation" for additional information related to Capital Allocation and Investment Portfolio. Investment Portfolio - Capital Allocation percentages calculated using Net Company Capital Allocated to Investment Portfolio and Corporate/ Other. Slide 7 − Data as of or for the three months ended June 30, 2026, unless otherwise noted. − Acquisitions of single-family residential investments and BPLs include $381.5 million of BPLs originated by Constructive and transferred at fair value to the Company's Investment Portfolio during the period. − Available cash as of June 30, 2026 is calculated as unrestricted cash of $212.3 million less $3.9 million of cash held by the Company's consolidated multi-family properties and $26.5 million of cash reserved for potential TBA variation margin. − Excess liquidity capacity includes additional financing of unencumbered/under-levered assets and available cash, see note below. − Additional financing of $218 million includes 1) $146 million of financing of unencumbered assets, which represents the estimated available repurchase agreement and revolver securitization financings for the Company's unencumbered residential loans and investment securities as of June 30, 2026 and 2) $72 million of additional financing of under-levered assets, which represents the estimated additional financing available for residential loans and investment securities under the Company's current repurchase agreements as of June 30, 2026. − Effective cost represents the weighted average pricing yield of all sold tranches of the securitization at primary issuance weighted by the pricing value of each sold tranche, factoring in the modeling assumptions as described in the offering materials of such securitization.

Slide 15 − Single Family Acquisitions represent the cost of Residential Credit, Agency RMBS and the cost basis of new TBA positions entered into by the Company during the periods presented. Residential Credit acquisitions include draws funded for BPL-Bridge loans and BPLs originated by Constructive and transferred at fair value to the Company's Investment Portfolio during the period presented. Slide 16 − Asset value includes Agency RMBS with a fair value of $6.6 billion and underlying securities in outstanding TBA contracts with a fair value of $664.4 million as of June 30, 2026. − Average coupon represents the weighted average coupon rate of Specified Pools as of the end of the periods indicated. − WALA represents the weighted average loan age of the underlying collateral of Specified Pools as of the end of the periods indicated. − Specified Pool Breakdown percentages are calculated based on the aggregate fair value of each classification group as of June 30, 2026. − Specified Pool by Coupon percentages are calculated based on the aggregate fair value of each classification group as of June 30, 2026. Slide 17 − ZV Spreads at indicated coupon percentages sourced from Bloomberg. − Agency Specified Pools at Different Coupons represent the fair value of fixed rate Agency RMBS as of June 30, 2026. − Agency RMBS Holdings in the Agency RMBS Current Coupon Spreads chart represent the fair value of Agency RMBS as of June 30, 2026. − Agency RMBS Current Coupon Spreads sourced from Bloomberg. Slide 18 − Life-to-date amount traded includes purchased interest bearing balances for the BPL-Rental strategy through June 30, 2026. − 2Q 2026 acquisitions represent BPL-Rental loans purchased during the current quarter and held as of June 30, 2026. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate as of June 30, 2026. − Average LTV represents the weighted average LTV calculated using the most current property value available as of June 30, 2026. Slide 12 − Investment Portfolio amounts for Agency include Agency RMBS with a fair value of $6.6 billion and underlying securities in outstanding TBA contracts with a fair value of $664.4 million as of June 30, 2026. − Other Investments include U.S. Treasury securities. − Investment Portfolio amounts for BPL-Bridge, RPL, Performing Loans, BPL-Rental, Non-Agency RMBS, Mezzanine Lending and Other Investments represent the fair value of the assets as of June 30, 2026. − Portfolio Asset amount for SFR represents the net depreciated value of operating real estate assets and the estimated fair value, net of selling costs of held for sale assets as of June 30, 2026. − Multi-Family includes the Cross-Collateralized Mezzanine Lending investment, multi-family loans, equity investments, and a preferred equity investment in a consolidated multi-family property as of June 30, 2026. Refer to Appendix - "Capital Allocation" and - "Reconciliation of Consolidated Investments in Multi-family Properties" for additional information. − Available cash is calculated as unrestricted cash of $212.3 million less $3.9 million of cash held by the Company's consolidated multi-family properties and $26.5 million of cash reserved for potential TBA variation margin. Slide 13 − Company Financing data presented as of June 30, 2026. − Amounts for Corporate Senior Unsecured Notes and Corporate Subordinated Debentures represent the outstanding note balance. − Agency Financing includes repurchase agreement financing used to fund the purchase of Agency RMBS with an outstanding balance of $5.8 billion and cost basis of outstanding TBAs in the amount of $663.0 million. − Credit & Other Financing includes repurchase agreement financing and warehouse facilities to fund the origination or purchase of residential loans, single-family rental properties, non-Agency RMBS and U.S. Treasury securities. − Securitization Financing includes residential loan securitizations and a non-Agency RMBS re-securitization. − Credit & Other Financing and Securitization Financing amounts represent the outstanding loan amount or note balance. End Notes 51

− Average DSCR represents the weighted average DSCR calculated at origination. − Prepayment penalty protection calculated as the aggregate UPB of loans with a prepayment penalty at the time of origination divided by the aggregate outstanding UPB as of June 30, 2026. − Dollar amounts shown in the BPL-Rental Loan Portfolio chart represent the interest bearing balances of BPL-Rental loans as of the end of the periods indicated. − DQ 60+ refers to loans greater than 60 days delinquent as of the end of the periods indicated. DQ 60+ percentage calculated using the interest bearing balances of BPL-Rental loans as of June 30, 2026. Slide 19 − Life-to-date amount traded includes purchased interest bearing balances and funded interest bearing holdback for the BPL-Bridge strategy. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate as of June 30, 2026. − Average LTARV represents the weighted average LTARV for the BPL- Bridge portfolio as of June 30, 2026, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC for the BPL-Bridge portfolio as of June 30, 2026, calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. − Ground up and multi-family percentages are calculated using the interest bearing balances of BPL-Bridge loans as of June 30, 2026. − Dollar amounts shown in the BPL-Bridge Loan Portfolio Composition chart represent the interest bearing balances of BPL-Bridge loans as of the end of the periods indicated. DQ 60+ refers to loans greater than 60 days delinquent as of the end of the periods indicated. DQ 60+ percentage calculated using the interest bearing balances of BPL- Bridge loans as of June 30, 2026. − Percentages shown in the BPL-Bridge Loan Portfolio Breakdown chart calculated using the interest bearing balances of BPL-Bridge loans as of June 30, 2026. Slide 20 − BPLs originated since inception represent the total loan commitments through June 30, 2026. Slide 21 − Broker partners and institutional trading partners represent partners of Constructive since Constructive's inception in 2017. − Average loan size is calculated using total committed loan amounts for the quarter ended June 30, 2026. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans originated during the quarter ended June 30, 2026. − Average LTV/LTARV represents the weighted average LTV for BPL- Rental and the weighted average LTARV for BPL-Bridge for loans originated during the quarter ended June 30, 2026. − Repeat Borrowers, Construction percentage, Multi-family percentage and BPL Product Mix percentages calculated using total loan committed loan amounts for the quarter ended June 30, 2026. − Origination volume represents total loan commitments in the periods presented. Slide 22 − Asset Value for Mezzanine Lending & Cross-Collateralized Mezzanine Lending includes the fair value of Mezzanine Lending investments and the net equity investment in our Cross-Collateralized Mezzanine Lending investment. Refer to Appendix - "Reconciliation of Consolidated Investments in Multi-family Properties" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of June 30, 2026. End Notes 52

− Asset Value and Capital for Non-Agency RMBS include Consolidated SLST securities owned by the Company with a fair value of $139 million and other non-Agency RMBS with a fair value of $64 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement and warehouse facility financing related to the strategy divided by the capital allocated to the strategy. Portfolio Leverage Ratio represents outstanding repurchase agreement and warehouse facility financing plus CDOs issued by the Company related to the strategy divided by the capital allocated to the strategy. − Average FICO and Average Coupon for BPL-Bridge, BPL-Rental and Performing/RPL Loans represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of June 30, 2026. − Average LTV for BPL-Rental and Performing/RPL Loans represents the weighted average loan-to-value for residential loans held as of June 30, 2026. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge represents the weighted average LTARV of the portfolio held as of June 30, 2026, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average FICO and Average LTV for Agency RMBS represent the weighted average borrower FICO score and weighted average loan-to- value of the underlying collateral of Specified Pools held as of June 30, 2026 per the most recent data available in Bloomberg. Average Coupon for Agency RMBS represents the weighted average coupon rate of the Specified Pools held as of June 30, 2026. Average FICO, Average LTV and Average Coupon for Agency do not include Agency IOs or TBAs. − Average FICO, Average LTV and Average Coupon for Non-Agency RMBS represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral as of June 30, 2026. − Average coupon rate of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of June 30, 2026. − Historical annualized payoff rate is calculated as the annualized average quarterly payoff rates for the period that began January 1, 2018 and ended June 30, 2026. Quarterly payoff rates calculated as the quotient of aggregate loan amounts redeemed each quarter and the total loan amount of the Mezzanine Lending portfolio as of the beginning of each quarter. − Current quarter annualized payoff rate is calculated as the annualized average of the quotient of aggregate loan amounts redeemed in the current quarter and the total loan amount of the Mezzanine Lending portfolio as of the beginning of the current quarter. Slide 28 − Unrealized gains/losses on investment securities includes unrealized gains/losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company. Slide 33 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended June 30, 2026 are 89,879,786. − Common stock issuance, net includes amortization of stock based compensation. Slide 36 − Total Investment Portfolio and Capital represent the carrying value and net capital allocated as of June 30, 2026. Refer to Appendix - "Capital Allocation" for additional information. − Asset Value for BPL-Bridge, BPL-Rental, Performing/RPL Loans, and Non-Agency RMBS strategies represent the fair value of the assets as of June 30, 2026. Asset Value for SFR represents the net depreciated value of operating real estate assets and the estimated fair value, net of selling costs of held for sale assets as of June 30, 2026. Asset Value for Agency includes the fair value of Agency RMBS and the fair value of underlying securities in outstanding TBA contracts. End Notes 53

Slide 37 − Total Investment Portfolio and Capital represent the carrying value and net capital allocated as of June 30, 2026. Refer to Appendix - "Capital Allocation" for additional information. − Asset Value for Multi-Family includes the fair value of Mezzanine Lending investments and the net equity investment in our Cross- Collateralized Mezzanine Lending investment. Refer to Appendix - "Reconciliation of Consolidated Investments in Multi-family Properties" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of June 30, 2026. − Average coupon rate of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of June 30, 2026. End Notes 54

Capital Allocation

At June 30, 2026 (Dollar Amounts in Thousands)	Investment Portfolio (1)(2)	Constructive	Corporate/ Other	Total
Investment securities available for sale and TBAs (3)	$ 7,647,797	$ —	$ —	$ 7,647,797
Residential loans	4,722,364	59,071	—	4,781,435
Consolidated SLST CDOs	(956,329)	—	—	(956,329)
Residential loans held for sale	—	59,002	—	59,002
Multi-family loans	45,079	—	—	45,079
Equity investments	22,767	—	—	22,767
Equity investments in consolidated multi-family properties (4)	123,944	—	—	123,944
Single-family rental properties	110,438	—	—	110,438
Mortgage servicing rights	19,093	—	—	19,093
Total Investments	**$ 11,735,153**	**$ 118,073**	**$ —**	**$ 11,853,226**
Repurchase agreements, warehouse facilities and TBA cost basis (5)	$ (7,626,127)	$ (104,080)	$ —	$ (7,730,207)
Collateralized debt obligations				
Residential loan securitization CDOs	(2,564,684)	—	—	(2,564,684)
Non-Agency RMBS re-securitization	(60,843)	—	—	(60,843)
Senior unsecured notes	—	—	(347,537)	(347,537)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (6)	75,692	22,357	188,167	286,216
Goodwill	—	22,396	—	22,396
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(28,225)	—	—	(28,225)
Other	129,063	12,016	(53,958)	87,121
Net Company Capital Allocated	**$ 1,660,029**	**$ 70,762**	**$ (258,328)**	**$ 1,472,463**
Company Recourse Leverage Ratio (7)				**5.5x**
Portfolio Recourse Leverage Ratio (8)				**5.2x**

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2026 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $139.4 million.

ADAMAS

55

(2) Investment amounts include Agency with a carrying value of $7.2 billion, single-family credit investments with a carrying value of $4.0 billion, multi-family investments with a carrying value of $191.8 million and other investments with a carrying value of $355.8 million. Net Company capital allocated includes Agency investments with net capital allocated of $782.6 million, single-family credit investments with net capital allocated of $714.3 million, multi-family investments with net capital allocated of $162.2 million and other investments with net capital allocated of $0.9 million. (3) Includes implied fair value of outstanding TBAs of $664.4 million. TBAs are recorded as derivative instruments in the Company's condensed consolidated financial statements. As of June 30, 2026, our TBAs had a net carrying value of $1.4 million reported in other assets on the Company's condensed consolidated balance sheets. The net carrying value represents the difference between the implied fair value of the underlying security in the TBA contract and the price to be paid or received for the underlying security (or cost basis). (4) Represents the Company's equity investments in consolidated multi-family properties which includes $110.9 million of Cross-Collateralized Mezzanine Lending and $13.0 million of a preferred equity investment in a consolidated multi-family property. A reconciliation of the Company's equity investments in consolidated multi-family properties to the Company's condensed consolidated financial statements is included below in "Reconciliation of Consolidated Investments in Multi-family Properties." (5) Includes repurchase agreements and warehouse facilities with a carrying value of $7.1 billion and outstanding TBAs with a cost basis of $663.0 million. (6) Excludes cash in the amount of $3.9 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash of $96.9 million is included in the Company's condensed consolidated balance sheets in other assets. (7) Represents the Company's total outstanding recourse repurchase agreement and warehouse facility financing, senior unsecured notes, subordinated debentures and cost basis of outstanding TBAs divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $956.3 million, residential loan securitization CDOs amounting to $2.6 billion, non-Agency RMBS re-securitization CDOs amounting to $60.8 million and mortgages payable on real estate totaling $274.9 million as they are non-recourse debt. (8) Represents the Company's outstanding recourse repurchase agreement and warehouse facility financing and cost basis of outstanding TBAs divided by the Company's total stockholders' equity. Capital Allocation (continued) 56

Dollar Amounts in Thousands Total Cash and cash equivalents $ 3,939 Real estate, net 341,352 Other assets 30,800 Total assets $ 376,091 Mortgages payable on real estate, net $ 274,940 Other liabilities 6,021 Total liabilities $ 280,961 Redeemable non-controlling interest in Consolidated VIEs $ 2,529 Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value (28,225) Non-controlling interest in Consolidated VIEs (3,118) Net Equity Investment $ 123,944 Note: Clerical differences may exist due to rounding. Reconciliation of Consolidated Investments in Multi-family Properties 57